Exhibit 99.1
Flotek Awarded $1 Billion+ Long Term Contract
HOUSTON, TX – February 17, 2022 - Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK), a leader in technology-driven, specialty green chemistry solutions, has entered into an agreement with ProFrac Holdings, LLC (“ProFrac”) to expand the previously-announced long term supply agreement with one of ProFrac’s affiliates.

The Company anticipates that, after closing, the new expansion will increase revenue backlog by at least $1 billion, and up to $2.1 billion, over the next ten years. As part of the transaction, at closing Flotek would (a) issue to ProFrac notes convertible into Flotek’s common stock with a maturity of one year, with the amount of notes based on the size of expansion, and (b) grant ProFrac the right to appoint two members to Flotek’s board of directors, for a total of four out of seven directors. Conversion price of the convertible notes is $1.088125 per share under certain conditions prior to maturity, or $0.8705 per share at maturity. The convertible notes contain other terms and conditions similar to the convertible notes announced on February 2, 2022.

Closing of the transaction is expected to occur in Q2 of 2022 and is subject to a vote of the shareholders of Flotek’s common stock, as well as other customary conditions.

The Company will be providing additional information and an investor presentation, and plans to host a conference call to discuss this new agreement. The contract documents will be filed with the Securities and Exchange Commission via a Current Report on Form 8-K.

Piper Sandler is serving as a financial advisor to Flotek.

About Flotek Industries, Inc.
Flotek Industries, Inc. creates solutions to reduce the environmental impact of energy on air, water, land and people. A technology-driven, specialty green chemistry and data company, Flotek helps customers across industrial, commercial, and consumer markets improve their Environmental, Social, and Governance performance. Flotek’s Chemistry Technologies segment provides sustainable, optimized chemistry solutions that maximize our customer’s value by elevating their ESG performance, lowering operational costs, and delivering improved return on invested capital. The Company’s proprietary green chemistries, specialty chemistries, logistics, and technology services enable its customers to pursue improved efficiencies and performance throughout the life cycle of its desired chemical applications program. Major integrated oil and gas companies, oilfield services companies, independent oil and gas companies, national and state-owned oil companies, geothermal energy companies, solar energy companies and advanced alternative energy companies benefit from best-in-class technology, field operations, and continuous improvement exercises that go beyond existing sustainability practices. Flotek is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit www.flotekind.com.

Forward-Looking Statements
Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of tile Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Forward-looking statements include, but are not limited to, statements regarding the anticipated performance under the long-term supply agreement, the amount of the potential backlog, the consideration for the long-term supply agreement, and the closing of the contemplated transactions. Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact the company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the “Risk Factors” section thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect, any event or circumstance that may arise after the date of this press release.

Additional Information about the Transaction and Where to Find It
The Company intends to file a preliminary proxy statement with the SEC in connection with the transaction described in the press release, and will mail a definitive proxy statement and other relevant documents to its stockholders. This press release does not contain all the information that should be considered concerning the transaction, and it is not intended to provide the basis for any investment decision or any other decision in respect to the transaction. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement, the amendments thereto, and the definitive proxy statement in connection with the Company’s solicitation of proxies for the special meeting to be held to approve the transaction, as these materials will contain important information about the Company and the transaction. The definitive proxy statement will be mailed to the Company’s stockholders as of a record date to be established for voting on the transaction. Such stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at http://www.sec.gov, or by directing a request to: Flotek Industries, Inc., 8846 N. Sam Houston Parkway W., Houston, TX 77064. Attention: Investor Relations, (ir@flotekind.com).

Participants in the Solicitation
The Company and its directors and officers may be deemed participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed transaction. The Company’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of the Company in the Company’s most recent Annual Report on Form 10-K filed with the SEC and in the Company’s other SEC filings. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to the Company’s stockholders in connection with the proposed transaction will be set forth in the proxy statement for the proposed transaction when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement that the Company intends to file with the SEC.

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Inquiries, contact:
Investor Relations
E: ir@flotekind.com
P: (713) 726-5322